UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2026

ARTELO BIOSCIENCES, INC.
(Exact name of Company as specified in its charter)

Nevada	001-38951	33-1220924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Lomas Santa Fe, Suite 160 Solana Beach, CA USA	92075
(Address of principal executive offices)	(Zip Code)

(858) 925-7049

(Company’s telephone number, including area code)

___________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARTL	The Nasdaq Stock Market LLC

Indicate by check mark whether the Company is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 22, 2026, the Securities and Exchange Commission (the “SEC”) approved The Nasdaq Stock Market LLC’s (“Nasdaq”) new listing compliance rule that requires listed companies to maintain a market value of listed securities (“MVLS”) of at least $5,000,000 (the “$5M MVLS Rule”). Companies that fall below this threshold may be subject to delisting proceedings unless they can demonstrate a plan to regain compliance within a specified period.

Approximately 180 companies listed on Nasdaq were initially identified as having an MVLS below the new threshold, including Artelo Biosciences, Inc. (the “Company”). On July 29, 2026, a temporary stay of the $5M MVLS Rule was announced. On October 5, 2026, the SEC published a notice from Nasdaq for a proposed rule change to modify the operative date of the $5M MVLS Rule to be upon termination of the temporary stay. Comments on the proposed rule change are due by October 29, 2026. As of the date of this filing, the Company has no information regarding how long the stay will remain in effect, whether the $5M MVLS Rule will be reinstated in its current form, or whether any modifications to the rule will be adopted.

The Company intends to monitor developments relating to the $5M MVLS Rule and, if the rule takes effect in a form that applies to the Company, expects to consider the steps available to it to regain or maintain compliance. Depending on the final form of the rule and the circumstances at the time, those steps could include, among other things, raising capital through the Company’s existing at-the-market equity offering program or other equity or equity-linked financings, actions with respect to outstanding warrants or other securities, continued advancement of the Company’s development programs, management of operating expenses, and other corporate actions. The Company has not committed to any particular course of action, is not soliciting proposals for any transaction, and does not intend to disclose further developments unless and until it determines that disclosure is appropriate or required. There can be no assurance that the Company will take any particular action, that any particular transaction or strategy will be completed or that any such action will result in the Company achieving or maintaining compliance with the $5M MVLS Rule.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2026	ARTELO BIOSCIENCES, INC.

/s/ Gregory D. Gorgas
	Name:	Gregory D. Gorgas
	Title:	Chief Executive Officer and President

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